EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Common Stock of ON Semiconductor Corporation, a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 31st day of July, 2012.

CITADEL ADVISORS LLC		CITADEL HOLDINGS II LP

By:	Citadel Holdings II LP,	By:	Citadel Investment Group II, L.L.C.,
	its Managing Member		its General Partner

By:	Citadel Investment Group II, L.L.C.,	By:	/s/ Adam C. Cooper
	its General Partner		Adam C. Cooper, Authorized Signatory

By:	/s/ Adam C. Cooper
Adam C. Cooper, Authorized Signatory

CITADEL INVESTMENT GROUP II, L.L.C.		KENNETH GRIFFIN

By:	/s/ Adam C. Cooper	By:	/s/ Adam C. Cooper
	Adam C. Cooper, Authorized Signatory		Adam C. Cooper, attorney-in-fact*

*	Adam C. Cooper is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on November 19, 2002, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Limited Partnership on Form 3 for Metals USA, Inc.